Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated September 25, 2020, with respect to the consolidated financial statements of United Wholesale Mortgage, LLC (fka United Shore Financial Services, LLC) for the years ended December 31, 2019 and 2018, included in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-252422) of UWM Holdings Corporation.

/s/ Richey, May and Co., LLP
Englewood, Colorado
May 18, 2021